UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
March 11, 2011
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Named Executive Officer Restricted Stock and Stock Option Grant
     On March 11, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Huron Consulting Group Inc. (the “Company”) approved restricted stock and stock option awards under the 2004 Omnibus Stock Plan with respect to each of the named executive officers as follows:

	Performance		Time-Based
	Restricted Stock	Time-Based Stock	Restricted Stock	Grant Award
	Grant	Option Grant	Grant	Total
Named Executive Officer	Award(1)	Award(2)	Award(3)	Value(4)
James H. Roth, Chief Executive Officer	$784,000	$336,000	$—	$1,120,000
James K. Rojas, Chief Financial Officer	$455,000	$195,000	$—	$650,000
Diane E. Ratekin, General Counsel	$136,500	$58,500	$40,000	$235,000

(1)	Performance restricted stock awards will be earned based on fiscal year 2011 performance. The value of the performance grant award will be in the range of zero to 125% of the above amounts, which will be determined based on the achievement of certain performance metrics as of December 31, 2011. One-third of the earned performance restricted stock award will vest on December 31, 2011 and the remaining two-thirds will vest in its entirety on December 31, 2013. The performance metrics will be finalized by the Compensation Committee at its next meeting.

(2)	Time-based stock option awards will vest in four equal installments beginning on the first anniversary of the date of grant of March 11, 2011. The number of stock options granted will be determined based on the fair value of the stock option at grant date using the Black-Scholes-Merton model.

(3)	The time-based restricted stock award to Ms. Ratekin is in recognition of her promotion to General Counsel on February 22, 2011. The award will be granted on April 1, 2011 and will vest in four equal installments beginning on the first anniversary of the date of grant.

(4)	The market price of the Company’s common stock as of the date of grant was $26.19.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: March 17, 2011	/s/ James K. Rojas
James K. Rojas Vice President, Chief Financial Officer and Treasurer